UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 7, 2017

BRYN MAWR BANK CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	001-35746	23-2434506
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Lancaster Avenue, Bryn Mawr, PA (Address of principal executive offices)	19010 (Zip Code)

Registrant's telephone number, including area code
(610) 525-1700

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Bryn Mawr Bank Corporation (the "Corporation" or “BMBC”), parent of The Bryn Mawr Trust Company (the "Bank"), hereby announces that director Frederick C. Peters, II, will retire from the Board of Directors (“Board”) of the Corporation upon the expiration of his current term at the Corporation’s 2017 Annual Meeting of Shareholders to be held on April 20, 2017. The Corporation thanks Mr. Peters for his many years of service.

The Board will reduce its size to ten members effective immediately upon Mr. Peters’ retirement in anticipation of the addition of a director from the board of directors of Royal Bancshares of Pennsylvania, Inc. (“RBPI”), in accordance with the Agreement and Plan of Merger, dated as of January 30, 2017, between the Corporation and RBPI (“Merger Agreement”). The addition of a RBPI director to the Corporation’s Board is subject to a variety of conditions including, but not limited to, consummation of the transactions contemplated by the Merger Agreement and approval by the Corporation’s Board and Nominating and Corporate Governance Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRYN MAWR BANK CORPORATION

Date: March 8, 2017	By:	/s/ Francis J. Leto
Francis J. Leto
President & Chief Executive Officer